EXHIBIT 5

AMERICAN PREMIER                        One East Fourth Street
GROUP, INC.                             Cincinnati, Ohio 45202
                                        Telephone: (513) 579-6600


                                        April 26, 1995


American Premier Group, Inc.
One East Fourth Street
Cincinnati, Ohio  45202

Gentlemen:

          I am General Counsel of American Premier Group, Inc. (the "Corporation") and in that capacity am familiar with the Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933 of the shares of Common Stock, par value $1.00 per share, of the Corporation (the "American Premier Common Stock") available for issuance upon the exercise of stock options granted or to be granted (the "Options") pursuant to the American Premier Group, Inc. Stock Option Plan, as amended and restated effective April 3, 1995 (the "Plan").

          I have examined copies of the Plan, the forms of stock option agreement under the Plan, the Registration Statement and such other documents as I deemed necessary for the purposes of the opinion hereinafter expressed.

          Based upon the foregoing, I am of the opinion that the shares of American Premier Common Stock issuable upon the exercise of the Options will be, when issued and paid for in accordance with the terms and conditions of the Plan and the stock option agreements evidencing the Options, legally and validly issued, fully paid and non-assessable.

          I hereby consent to be named in the Registration
Statement and the Prospectus part thereof as the attorney who has passed upon legal matters in connection with the issuance of the aforesaid American Premier Common Stock and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        James E. Evans
                                        James E. Evans
                                        Senior Vice President
                                          and General Counsel